SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 26, 1999
                Date of Report (Date of Earliest Event Reported):


                                 CTS CORPORATION
              Exact Name of Registrant as Specified in its Charter


                                     Indiana
                           State or other jurisdiction
                                of incorporation



                               1-04639 35-0225010
          (Commission File Number) (I.R.S. Employer Identification No.



                            905 West Boulevard North
                             Elkhart, Indiana 46514
              (Address of Principal Executive Offices) (Zip Code)


                                 (219) 293-7511
              (Registrant's Telephone Number, Including Area Code)

Item 2.           Acquisition or Disposition of Assets.

         On February 26, 1999, CTS Wireless Components ("Buyer"), a wholly owned subsidiary of CTS Corporation ("CTS"), pursuant to an Asset Sale Agreement dated December 22, 1998 (the "Agreement") acquired certain assets and assumed certain liabilities of the Component Products Division of the Automotive, Component, Computer and Energy Sector ("CPD") of Motorola, Inc. ("Motorola"). Buyer paid to Motorola $94 million cash at the closing and agreed to make additional payments to Motorola in each of the following five fiscal years beginning with fiscal year 1999. The amount of these additional payments will be calculated based on CPD's results of operations, and will not exceed an aggregate amount of $105 million. Yearly payments made under this agreement are capped at $25,400,000 for 1999, $27,400,000 for 2000, and $17,400,000 for each of the three fiscal years thereafter. In addition to these payments, Buyer assumed $51 million of debt as part of the CPD acquisition.

         CTS obtained a substantial portion of the funds to finance the acquisition by borrowing under an Amended and Restated Credit Agreement, dated February 26, 1999, by and among CTS, the Lenders named therein and NBD Bank, N.A., as Agent (the "Credit Agreement"). The Credit Agreement provides for a $150 million revolving loan commitment, a $66 million term loan commitment, and a $10 million swing line loan commitment. As a condition to the extension of credit under the Credit Agreement, Buyer, CTS, and additional subsidiaries of CTS entered into a guaranty in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement (the "Guaranty"). Copies of the Credit Agreement and the Guaranty are attached hereto as Exhibits 99.2 and 99.3, respectively.

         CPD is an electronics components manufacturer with plant facilities in Scottsdale, Arizona; Albuquerque, New Mexico; Shaumburg, Illinois; Tianjin, China; and Chung-Li, Taiwan. Its assets include facilities, real property leases, equipment, intellectual property, and personnel. CPD designs and manufactures a variety of components including ceramic filters, quartz crystals, crystal oscillators, surface acoustic wave components, and piezoceramic devices. CPD sells its products primarily to manufacturers of telecommunications products, including Motorola. Buyer intends to continue to use these assets for the design, production, and sale of such products at these facilities following the acquisition.

Item 7.           Financial Statements and Exhibits.

(a)               Financial Statements of Business Acquired.

                  The financial statements of CPD for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty (60) days after the date on which this Current Report on Form 8-K is required to be filed.

(b)               Pro Forma Financial Information

                  The Pro Forma Financial statements of CPD required pursuant to
                  Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty (60) days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits 2.1 Asset Sale Agreement by and among Motorola, Inc., CTS Wireless Components, Inc., and CTS Corporation, dated December 22, 1998 (filed as Exhibit
(10)(f) to CTS's annual report for 1998 on Form 10-K, filed on February 25, 1999, and incorporated by reference herein). 99.1 Press Release dated February 26, 1999. 99.2 Amended and Restated Credit Agreement, dated as of February 26, 1999, by and among CTS, the Lenders named therein, and NBD Bank, N.A., as Agent.
99.3 Guaranty, dated as of February 26, 1999, by Buyer, CTS, and any subsidiaries of the Borrower as defined therein, in favor of the Agent. SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized. CTS CORPORATION Dated: [March 11, 1999].
By: _________________________ Name: Title:

                                                 INDEX TO EXHIBITS


2.1 Asset Sale Agreement by and among Motorola, Inc., CTS Wireless Components,Inc., and CTS Corporation, dated December 22, 1998 (filed as Exhibit (10)(f) to CTS's annual report for 1998 on Form 10-K, filed on February 25, 1999, and incorporated by reference herein).

99.1    Press Release dated February 26, 1999.

99.2 Amended and Restated Credit Agreement, dated as of February 26, 1999, by and among CTS, the Lenders named therein, NBD Bank, N.A., as Agent.

99.3 Guaranty, dated as of February 26, 1999, by Buyer, CTS, and any subsidiaries of the Borrower as defined therein, in favor of the Agent.

                                                              February 26, 1999

FOR RELEASE:  Immediately

                    CTS CORPORATION COMPLETES PURCHASE OF THE
                      MOTOROLA COMPONENT PRODUCTS DIVISION

        ELKHART, IN...CTS Corporation (NYSE: CTS) today completed the acquisition of Motorola's Component Products Division (CPD) (NYSE: MOT). Through the acquisition, CTS solidifies its position as a major supplier of electronic component parts for the wireless communications industry. Approximately 40 percent of CTS' annual sales now originate from cellular telephone manufacturers and other makers of wireless communications devices. This business will be operated as CTS Wireless Components. CTS remains a major supplier of automotive and computer components.

         Joseph Walker, chairman, president and chief executive officer of CTS Corporation, said, "This important acquisition supports a multi-year CTS plan to redefine and direct the Company into expanding markets that will fuel sustained growth and profit margins. Over 90 percent of our sales are now in the communications, computer and automotive markets. We see substantial synergies and potential revenue growth within the communications market as we add CPD's management, sales, marketing and manufacturing capacities. In turn, the Wireless Components business will now be free to market its products and expertise globally. The business will be able to leverage the many existing CTS relationships with telecom manufacturers."

         Walker noted the complementary fit between the newly acquired operations and those of CTS. Headquarters for CTS Wireless Components will remain in Schaumburg, IL, under the direction of Jeff Boehler, vice president and general manager, who headed the Component Products Division under Motorola. Boehler will report directly to Philip G. Semprevio, CTS Corporate group vice president.

         Under the terms of the December 22, 1998 asset sale agreement between CTS and Motorola, CTS paid Motorola $94 million in cash at closing and assumed $51 million of debt, including certain pension obligations. CTS also agreed to make additional payments over the next five years that could total $105 million, contingent on the results of operations for the Wireless Components business. Motorola also entered into a long-term strategic supply agreement with CTS for the products of its former CPD business. Sales to Motorola are expected to be about 17 percent of CTS' total annual sales, which will make Motorola CTS' largest single customer.

         CTS said it expects the acquisition to be accretive to earnings immediately, before cost-savings and other benefits of the acquisition are included. The Company estimates that, in addition, it will be able to achieve $3 million to $5 million in cost savings annually as improvements are phased in over the next three years. On an unaudited basis, CPD had EBITDA of $23 million on revenues of $315 million for the year ended December, 1998. CTS projects sales revenue of the business to approximate $240 million for all of 1999.

         The CTS Wireless Components business designs and manufactures ceramic filters, quartz crystals, crystal oscillators, surface acoustic wave components and piezoceramic devices, at four facilities, in Albuquerque, New Mexico; Scottsdale, Arizona; Tianjin, China and Chung-Li, Taiwan. These operations employ in excess of 3,000 persons, over 600 of whom are in the United States. Total employment at CTS Corporation including the newly acquired business now stands at more than 7,300.
                                                     # # # # #

         CTS Corporation designs, manufactures and sells a broad line of electronic components and custom assemblies for OEM customers primarily in the communications, automotive and computer equipment markets worldwide. CTS operates manufacturing facilities in the United States, Canada, Mexico, Scotland, Singapore, Taiwan and China. CTS' 1998 sales were $370.4 million. For additional information on CTS Corporation, visit our website at www.ctscorp.com.
                                                     # # # # #

         This press release contains forward-looking statements that involve uncertainties, including, but not limited to, estimates of current and future results of operations, the competitive environment, and other risks. Future trends may differ materially from the statements contained in this press release.

Released by:      CTS Corporation
                  905 West Boulevard North
                  Elkhart, IN  46514
                  Telephone:  (219) 293-7511
                  Fax:  (219) 293-6146

Contact:          Timothy J. Cunningham, Vice President Finance and Chief
                  Financial Officer

                                                               Execution Copy









                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                      Originally dated as of June 16, 1997

                  Amended and Restated as of February 26, 1999


                                      among


                                CTS CORPORATION,

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTIES HERETO AS LENDERS

                                       and

                                 NBD BANK, N.A.
                                    as Agent

                                TABLE OF CONTENTS



ARTICLE I:  DEFINITIONS.........................................................................................-1-
         1.1  Certain Defined Terms.............................................................................-1-
         1.2  References.......................................................................................-19-
         1.3  Supplemental Disclosure..........................................................................-20-
         1.4  Amendment and Restatement of Original Credit Agreement...........................................-20-

ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES.......................................................-20-
         2.1  Term Loans.......................................................................................-20-
         2.2  Revolving Loans..................................................................................-22-
         2.3  Swing Line Loans.................................................................................-23-
         2.4  Rate Options for all Advances....................................................................-24-
         2.5  Optional Payments; Mandatory Prepayments.........................................................-24-
                  (A)  Optional Payments.......................................................................-24-
                  (B)  Mandatory Prepayments...................................................................-25-
         2.6  Reduction of Commitments.........................................................................-26-
         2.7  Method of Borrowing..............................................................................-27-
         2.8  Method of Selecting Types and Interest Periods for Advances......................................-27-
         2.9  Minimum Amount of Each Advance...................................................................-27-
         2.10  Method of Selecting Types and Interest Periods for Conversion and Continuation of
                  Advances.....................................................................................-27-
                  (A)  Right to Convert........................................................................-27-
                  (B)  Automatic Conversion and Continuation...................................................-28-
                  (C)  No Conversion Post-Default or Post-Unmatured Default....................................-28-
                  (D)  Conversion/Continuation Notice..........................................................-28-
         2.11  Default Rate....................................................................................-28-
               ------------
         2.12  Notes...........................................................................................-28-
               -----
         2.13  Method of Payment...............................................................................-28-
               -----------------
         2.14  Telephonic Notices..............................................................................-29-
               ------------------
         2.15  Promise to Pay; Interest and Facility Fees; Interest Payment Dates; Interest and Fee
               ------------------------------------------------------------------------------------
                  Basis; Taxes; Loan and Control Accounts......................................................-29-
                  (A)  Promise to Pay..........................................................................-29-
                  (B)  Interest Payment Dates..................................................................-29-
                  (C)  Facility Fees...........................................................................-29-
                  (D)  Interest and Fee Basis; Applicable Eurodollar Margin and Applicable Facility
                           Fee Percentage......................................................................-30-
         2.16  Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving
                  Loan Commitment Reductions...................................................................-34-
                  --------------------------
         2.17  Lending Installations...........................................................................-34-
               ---------------------
         2.18  Non-Receipt of Funds by the Agent...............................................................-34-
               ---------------------------------
         2.19  Termination Date................................................................................-35-
               ----------------
         2.20  Replacement of Certain Lenders..................................................................-35-
               ------------------------------




ARTICLE III: THE LETTER OF CREDIT FACILITY.....................................................................-36-
         3.1  Obligation to Issue..............................................................................-36-
         3.2  Transitional Provision...........................................................................-36-
         3.3  Types and Amounts................................................................................-36-
         3.4  Conditions.......................................................................................-36-
         3.5  Procedure for Issuance of Letters of Credit......................................................-37-
         3.6  Letter of Credit Participation...................................................................-37-
         3.7  Reimbursement Obligation.........................................................................-38-
         3.8  Letter of Credit Fees............................................................................-38-
         3.9  Indemnification; Exoneration.....................................................................-38-

ARTICLE IV:  CHANGE IN CIRCUMSTANCES...........................................................................-39-
         4.1  Yield Protection.................................................................................-39-
         4.2  Changes in Capital Adequacy Regulations..........................................................-40-
         4.3  Availability of Types of Advances................................................................-41-
         4.4  Funding Indemnification..........................................................................-41-
         4.5  Lender Statements; Survival of Indemnity.........................................................-41-

ARTICLE V:  CONDITIONS PRECEDENT...............................................................................-42-
         5.1  Initial Advances and Letters of Credit...........................................................-42-
         5.2  Each Advance and Letter of Credit................................................................-44-

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES....................................................................-45-
         6.1  Organization; Corporate Powers...................................................................-45-
         6.2  Authority........................................................................................-45-
         6.3  No Conflict; Governmental Consents...............................................................-46-
         6.4  Financial Statements.............................................................................-46-
         6.5  No Material Adverse Change.......................................................................-47-
         6.6  Taxes............................................................................................-47-
                  (A)  Tax Examinations........................................................................-47-
                  (B)  Payment of Taxes........................................................................-48-
         6.7  Litigation; Loss Contingencies and Violations....................................................-48-
         6.8  Subsidiaries.....................................................................................-48-
         6.9  ERISA............................................................................................-49-
         6.10  Accuracy of Information.........................................................................-49-
         6.11  Material Agreements.............................................................................-50-
         6.12  Compliance with Laws............................................................................-50-
         6.13  Assets and Properties...........................................................................-50-
         6.14  Statutory Indebtedness Restrictions.............................................................-50-
         6.15  Labor Matters...................................................................................-50-
         6.16  Acquisition.....................................................................................-50-
         6.17  Environmental Matters...........................................................................-51-
         6.18  Year 2000 Issues................................................................................-52-

ARTICLE VII :  COVENANTS.......................................................................................-52-
         7.1  Affirmative Covenants............................................................................-52-

                                                        -x-




                  (F)  Year 2000 Issues........................................................................-55-
                  (G)  Additional Subsidiary Documentation.....................................................-55-
         7.2  Negative Covenants...............................................................................-55-
              ------------------
                  (J)  Restricted Payments.....................................................................-59-
                       -------------------
                  (K)  Hedging Obligations.....................................................................-59-
                       -------------------
         7.3  Financial Covenants..............................................................................-59-
              -------------------
                  (A)  Fixed Charge Coverage Ratio.............................................................-59-
                       ---------------------------
                  (B) Leverage Ratio...........................................................................-61-
                      --------------

ARTICLE VIII:  DEFAULTS........................................................................................-62-
         8.1  Defaults.........................................................................................-62-

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
         AMENDMENTS AND REMEDIES...............................................................................-65-
         9.1  Termination of Commitments; Acceleration.........................................................-65-
         9.2  Amendments.......................................................................................-65-
         9.3  Preservation of Rights...........................................................................-66-

ARTICLE X:  GENERAL PROVISIONS.................................................................................-66-
         10.1  Survival of Representations.....................................................................-66-
         10.2  Governmental Regulation.........................................................................-66-
         10.3  Performance of Obligations......................................................................-66-
         10.4  Headings........................................................................................-67-
         10.5  Entire Agreement................................................................................-67-
         10.6  Several Obligations; Benefits of this Agreement.................................................-67-
         10.7  Expenses; Indemnification.......................................................................-67-
                  (A)  Expenses................................................................................-67-
                  (B)  Indemnity...............................................................................-68-
                  (C)  Waiver of Certain Claims; Settlement of Claims..........................................-69-
                  (D)  Survival of Agreements..................................................................-69-
         10.8  Numbers of Documents............................................................................-69-
         10.9  Accounting......................................................................................-69-
         10.10  Severability of Provisions.....................................................................-70-
         10.11  Nonliability of Lenders........................................................................-70-
         10.12  GOVERNING LAW..................................................................................-70-
         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL........................................-70-
                  (A)  JURISDICTION............................................................................-70-
                  (B)  WAIVER OF JURY TRIAL....................................................................-71-

ARTICLE XI:  THE AGENT.........................................................................................-71-
         11.1  Appointment; Nature of Relationship.............................................................-71-
         11.2  Powers..........................................................................................-71-
         11.3  General Immunity................................................................................-71-
         11.4  No Responsibility for Loans, Creditworthiness, Recitals, Etc....................................-72-
         11.5  Action on Instructions of Lenders...............................................................-72-
         11.6  Employment of Agents and Counsel................................................................-72-

                                                       -xi-




         11.7  Reliance on Documents; Counsel..................................................................-72-
         11.8  The Agent's Reimbursement and Indemnification...................................................-72-
         11.9  Rights as a Lender..............................................................................-73-
         11.10  Lender Credit Decision.........................................................................-73-
         11.11  Successor Agent................................................................................-73-

ARTICLE XII:  SETOFF; RATABLE PAYMENTS.........................................................................-74-
         12.1  Setoff..........................................................................................-74-
         12.2  Ratable Payments................................................................................-74-
         12.3  Application of Payments.........................................................................-74-
         12.4  Relations Among Lenders.........................................................................-75-

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
          .....................................................................................................-76-
         13.1  Successors and Assigns..........................................................................-76-
         13.2  Participations..................................................................................-76-
                  (A)  Permitted Participants; Effect..........................................................-76-
                  (B)  Voting Rights...........................................................................-76-
                  (C)  Benefit of Setoff.......................................................................-77-
         13.3  Assignments.....................................................................................-77-
               -----------
                  (A)  Permitted Assignments...................................................................-77-
                       ---------------------
                  (B)  Effect; Effective Date..................................................................-77-
                       ----------------------
         13.4  Confidentiality.................................................................................-78-
         13.5  Dissemination of Information....................................................................-78-

ARTICLE XIV:  NOTICES..........................................................................................-78-
         14.1  Giving Notice...................................................................................-78-
         14.2  Change of Address...............................................................................-78-

ARTICLE XV:  COUNTERPARTS......................................................................................-79-


                             EXHIBITS AND SCHEDULES


                                    Exhibits


EXHIBIT A                  --       Commitments
                                    (Definitions)

EXHIBIT B-1                --       Form of Revolving Note
                                    (Definitions)

EXHIBIT B-2                --       Form of Swing Line Note
                                    (Definitions)

EXHIBIT B-3                --       Form of Term Note
                                    (Definitions)

EXHIBIT C                  --       Form of Borrowing Notice
                                    (Section 2.8)

EXHIBIT D                  --       Form of Request for Letter of Credit
                                    (Section 3.4)

EXHIBIT E                  --       Form of Assignment and Acceptance Agreement
                                    (Sections 2.20 and 13.3)

EXHIBIT F                  --       Form of Borrower's and Subsidiary
                                    Guarantors' Counsel's Opinion
                                    (Section 5.1)

EXHIBIT G                  --       List of Closing Documents
                                    (Section 5.1)

EXHIBIT H                  --       Form of Officer's Certificate
                                    (Sections 5.1, 5.2 and 7.1(D)(ii))

EXHIBIT I                  --       Form of Compliance Certificate
                                    (Sections 5.2 and 7.1(D)(ii))

EXHIBIT J                  --       Form of Subsidiary Guaranty
                                    (Definitions)

                                    Schedules


Schedule 3.2      --       Transitional Letters of Credit (Section 3.2)

Schedule 6.3      --       Conflicts; Governmental Consents (Section 6.3)

Schedule 6.4      --       Pro Forma Financial Statements (Section 6.4(A))

Schedule 6.7      --       Litigation; Loss Contingencies (Section 6.7)

Schedule 6.8      --       Subsidiaries (Section 6.8)

Schedule 6.9      --       ERISA (Section 6.9)

Schedule 6.16     --       Acquisition Conditions (Section 6.16)

Schedule 6.17     --       Environmental Matters (Section 6.17)

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


         This Amended and Restated Credit Agreement dated as of February 26, 1999 is entered into among CTS Corporation, an Indiana corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an assignment and acceptance pursuant to Section 13.3, NBD Bank, N.A., in its capacity as contractual representative for itself and the other Lenders, ABM AMRO Bank N.V., as documentation agent and Harris Trust and Savings Bank, as syndication agent. The parties hereto agree as follows:


ARTICLE I:  DEFINITIONS

         1.1 Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "Accommodation Obligations" is defined in the definition "Contingent Obligation" below.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

         "Affected Lender" is defined in Section 2.20 hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "Agent"  means  NBD  Bank,   N.A.,  in  its  capacity  as   contractual
representative for itself and the Lenders pursuant to Article XI hereof and any successor Agent appointed pursuant to Article XI hereof.

         "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).

         "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders. The Aggregate Term Loan Commitment is Sixty-Six Million and 00/100 Dollars ($66,000,000.00).

         "Agreement" means this Amended and Restated Credit Agreement, as it may be further amended, restated or otherwise modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with those used in preparing the financial statements referred to in
Section 6.4(B)(1) hereof.

         "Applicable Facility Fee Percentage" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(C)(i) hereof determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "Applicable Eurodollar Margin" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "Applicable   Floating   Rate  Margin"   means,   as  at  any  date  of
determination, the rate per annum then applicable to Floating Rate Loans determined accordance with Section 2.15(D)(ii) hereof.

         "Applicable L/C Fee Percentage" means, as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin in effect for Revolving Loans on such date.

         "Arranger" means First Chicago Capital Markets, Inc.

         "Asset Sale Agreement" is defined in the definition of "Motorola CPD Acquisition".

         "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) other than (i) the sale of inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete manufacturing equipment disposed of in the ordinary course of business.

         "Authorized Officer" means any of the Chief Executive Officer, President, Vice President-Finance or Treasurer of the Borrower, acting singly.

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Borrower" means CTS, together with its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8 hereof.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Indianapolis, Indiana and Chicago, Illinois and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Indianapolis, Indiana and Chicago, Illinois.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, excluding any assets acquired by the Borrower and its Subsidiaries pursuant to the Motorola CPD Acquisition.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United

States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Corporation); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

         "Change in Capital Adequacy" is defined in Section 4.2 hereof.

         "Change of Control" means an event or series of events by which:

                  (a) any Person  together with  Affiliates of such Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of forty percent (40%) of the combined voting power of the Borrower's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

                  (b) during any period of twelve (12) consecutive calendar months, individuals:

                           (i) who were directors of the Borrower on the first day of such period, or

                           (ii) whose election or nomination for election to the
                  board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower.

         "Closing Date" means the date on or about February 26, 1999 and specified by the Agent by written notice to the Borrower and the Lenders as the date on which the Term Loans and the initial Revolving Loans are to be advanced hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "Commitment" means, for each Lender, collectively, such Lender's Revolving Loan Commitment and/or Term Loan Commitment.

         "Consolidated Assets" means the total assets of the Borrower and its Subsidiaries on a consolidated basis, but excluding therefrom all items that are treated as intangibles under Agreement Accounting Principles.

         "Consolidated Net Worth" of any Person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person and the amount of any foreign currency translation adjustment account shown as a capital account of such Person.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "Contingent Obligation", as applied to any Person, means (i) any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received (such obligations under this clause (i) being sometimes referred to as "Accommodation Obligations") and (ii) any other contingent obligation or liability of such Person, whether or not reflected in financial statements of such Person as a liability.

         "Contingent Purchase Price Obligation", as applied to any Person, means any Contractual Obligation of such Person incurred in connection with an Acquisition pursuant to which such Person is obligated to pay additional consideration to the applicable seller in the form of an earnout, milestone payment, contingent purchase price payment, or other similar performance based compensation relating to post-Acquisition financial or operating performance of the business acquired.

         "Contractual Obligation", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "Conversion/Continuation Notice" is defined in Section 2.10(D) hereof.

         "CTS" means CTS Corporation, an Indiana corporation.

         "CTS IRB" means the industrial revenue bond of the Borrower in the aggregate principal amount of $42,000,000.

         "CTS  Wireless"  means  CTS  Wireless  Components,   Inc.,  a  Delaware
corporation and a wholly-owned, direct Subsidiary of the Borrower.

         "Default" means an event described in Article VIII hereof.

         "Designated Prepayment" is defined in Section 2.5(B)(i)(d) hereof.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollar" and "$" means dollars in the lawful currency of the United States.

         "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period of (i) Net Income, plus (ii) Interest Expense, plus (iii) tax expense plus (iv) depreciation expense, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets, Transaction Costs, and other fees, costs and expenses in connection with the Motorola CPD Acquisition, plus (vi) to the extent deducted in computing net income, other non-cash charges, including, without limitation, any restructuring charges, charge-offs for in-process research and development costs attributable to the Motorola CPD Acquisition, writeoff of any amounts associated with the acquisition of treasury stock and writeoff of goodwill and licensing agreements, plus (vii) extraordinary losses minus (viii) extraordinary gains.

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "Environmental Lien" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "Equipment" means all of the Borrower's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Borrower's inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the rate offered by the Agent for deposits in Dollars in the London interbank market at approximately 11 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Rate Loan of the Agent and having a maturity approximately equal to such Interest Period, as adjusted for Reserves.

         "Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period plus the then Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Eurodollar Rate Advance" means an Advance which bears interest at the Eurodollar Rate.

         "Eurodollar Rate Loan" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

         "Existing Term Loan Agreement" means that certain Term Loan Agreement dated as of December 1, 1994 by and among CTS, as the borrower thereunder, NBD Bank, N.A., Harris Trust and Savings Bank, The Northern Trust Company and Society National Bank, as amended, restated or otherwise modified from time to time pursuant to which CTS borrowed a term loan in the original principal amount of $15,000,000, which principal amount shall have amortized to $9,000,000 as of the Closing Date. The Existing Term Loan Agreement shall terminate on December 1, 1999.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Indianapolis time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financing" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person pursuant to a registered offering or private placement.

         "Fixed Charge Coverage Ratio" is defined in Section 7.3(A) hereof.

         "Floating Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of
(a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan, or a portion thereof, which bears interest at the Floating Rate.

         "Governmental Acts" is defined in Section 3.9(a) hereof.

         "Governmental Authority" means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Indebtedness" of any Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit (other than obligations in respect of undrawn letters of credit securing current trade payables or performance obligations incurred in the ordinary course of business,
(h) net payment obligations under Hedging Obligations and (i) Off-Balance Sheet Liabilities. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

         "Indemnified Matters"  is defined in Section 10.7(B) hereof.

         "Indemnitees" is defined in Section 10.7(B) hereof.

         "Interest Expense" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases and any implied interest components of any Off-Balance Sheet Liabilities), including interest expense not payable in cash (including amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness (including the Obligations)), all as determined in conformity with Agreement Accounting Principles.

         "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of fourteen (14) days or one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date fourteen (14) days or one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if the next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Interest Rate Agreements" is defined in Section 7.2(K) hereof.

         "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Issuing Bank" means NBD Bank, N.A. in its capacity as issuer of the Letters of Credit.

         "L/C Documents" is defined in Section 3.4 hereof.

         "L/C Draft" means a draft drawn on the Issuing Bank pursuant to a Letter of Credit.

         "L/C Interest" is defined in Section 3.6 hereof.

         "L/C Obligations" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Letter of Credit" means the letters of credit to be (a) issued by the Issuing Bank pursuant to Section 3.1 hereof or (b) deemed issued by the Issuing Bank pursuant to Section 3.2 hereof.

         "Leverage Ratio" is defined in Section 7.3(B) hereof.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor
under  any  conditional  sale,   Capitalized  Lease  or  other  title  retention
agreement).

         "Loan(s)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 or Section 2.2 hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section
2.3 hereof, and collectively all Term Loans, Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

         "Loan Documents" means this Agreement, the Notes, the L/C Documents, the Subsidiary Guaranty and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, financial condition, operations, performance or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect or (c) the ability of the Lenders or the Agent to enforce the Obligations.

         "Motorola" means Motorola, Inc., a Delaware corporation.

         "Motorola CPD" means the Component Products Division of Motorola.

         "Motorola CPD Acquisition" means the acquisition by CTS Wireless of certain assets and liabilities from Motorola comprising the Motorola CPD on the terms and conditions set forth in that certain Asset Sale Agreement (the "Asset Sale Agreement") dated as of December 22, 1998, as amended through the Closing Date, by and among Motorola, the Borrower and CTS Wireless.

         "Motorola CPD Acquisition Documents" means the Asset Sale Agreement and all other documents, instruments and agreements entered into by the Borrower or any of its Affiliates in connection with the Motorola CPD Acquisition.

         "Multiemployer Plan" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "Net Cash Proceeds" means, with respect to any Asset Sale or Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions, investment banking fees, accounting fees, underwriting commissions, attorneys' fees and other fees and expenses related to such Asset Sale or Financing, (iii) the aggregate amount of reserves required in the reasonable judgment of the Borrower to pay contingent liabilities with respect to such Asset Sale and (iv) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing consisting of Permitted Refinancing Indebtedness; and (b) cash payments in respect of any Indebtedness, Equity Interest or other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

         "Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles; provided, that when calculating Net Income the following items shall be excluded from such calculation: (i) the earnings (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the Borrower or a consolidated Subsidiary; (ii) the earnings of a Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower with respect to such earnings is not, at the date of determination, permitted without the prior approval of a Governmental Authority (and such approval has not been obtained), or is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or the holders of its Capital Stock; (iii) the cumulative effect of a change in accounting principles; and (iv) nonrecurring items, such as gains or losses on the sale of assets; but when calculating Net Income such calculation shall include historical audited Net Income (as calculated above) for such period of any Person (or division of such Person) that became a Subsidiary of the Borrower during such period or was merged into or was consolidated with the Borrower or any of its Subsidiaries during such period, or where the assets of such Person (or division of such Person) were acquired by the Borrower or any of its Subsidiaries during such period, whether accrued prior or subsequent to the date of such acquisition, merger or consolidation.

         "Notes" means the Revolving Notes, Swing Line Note and Term Notes.

         "Notice of Assignment" is defined in Section 13.3(B) hereof.

         "Obligations"   means  all   Loans,   advances,   debts,   liabilities,
obligations,  covenants  and  duties  owing by the  Borrower  or any  Subsidiary
Guarantor to the Agent, any Lender, any affiliate of the Agent or any Lender, the Swing Line Bank, the Issuing Bank, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes, the L/C Documents, the Subsidiary Guaranty or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any Subsidiary Guarantor under this Agreement or any other Loan Document.

         "Off-Balance Sheet Liabilities" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, including, without limitation, the Synthetic Leases, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "Original Credit Agreement" means the Credit Agreement dated as of June 16, 1997 among the Borrower, the financial institutions parties thereto and the Agent, as amended by Amendment No. 1 thereto dated as of April 3, 1998.

         "Other Taxes" is defined in Section 2.15(E)(ii) hereof.

         "Participants" is defined in Section 13.2(A) hereof.

         "Payment Date" means the last Business Day of each fiscal quarter of the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "Prime Rate" means the prime rate of interest announced by NBD Bank, N.A. from time to time, changing when and as said prime rate changes.

         "Pro Rata Share" means, with respect to any Lender, (i) at any time prior to the Closing Date, the percentage obtained by dividing (A) such Lender's Commitments at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Term Loan Commitment and the Aggregate Revolving Loan Commitment at such time and (ii) at any time after the Closing Date, the percentage obtained by dividing (A) the sum of such Lender's Term Loans and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans and the Aggregate

Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Term Loans and Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Term Loans and Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

         "Purchasers" is defined in Section 13.3(A) hereof.

         "Rate Option" means the Eurodollar Rate or the Floating Rate.

         "Register" is defined in Section 13.3(C) hereof.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks and nonbank, nonbroker lenders for the purpose of purchasing or carrying Margin Stock.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligation" is defined in Section 3.7 hereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Replacement Lender" is defined in Section 2.20 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means, collectively, the "Banks" (as that term is defined in the Existing Term Loan Agreement) and Lenders with aggregate ratable shares (stated as a percentage) of (i) prior to the "Maturity Date" (as that term is defined in the Existing Term Loan Agreement), the aggregate outstanding principal balance of all "Term Loans" under the Existing Term Loan Agreement plus (ii) the aggregate outstanding principal balance of all Term Loans plus
(iii) the Aggregate Revolving Loan Commitment in effect as of the date of determination, or, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, the aggregate outstanding principal balance of the Revolving Loans, the Swing Line Loans and the L/C Obligations greater than fifty percent (50%).

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "Reserves" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations and other than with the proceeds of Permitted Refinancing Indebtedness, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, and (v) any Restricted Investment.

         "Revolving Credit Availability" means, at any particular time, the amount by which the Aggregate Revolving Loan Commitment at such time exceeds the Revolving Credit Obligations at such time.

         "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time, plus (iii) the L/C Obligations at such time.

         "Revolving Loan" is defined in Section 2.2 hereof.

         "Revolving Lender" means any Lender with a Revolving Loan Commitment.

         "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Revolving Loan Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (A) the then aggregate amount of such Lender's Revolving Loan Commitment (as adjusted from time to time in accordance with the provisions in this Agreement) by (B) the sum of all of the Revolving Loan Commitments at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in the Swing Line Loans and Letters of Credit by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

         "Revolving Loan Termination Date" means February 26, 2005.

         "Revolving Note" means a promissory note, in substantially the form of Exhibit B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

         "Risk-Based Capital Guidelines" is defined in Section 4.2 hereof.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Borrower.

         "Subsidiary Guarantors" means all of the Borrower's material domestic Subsidiaries (as determined by the Agent in its reasonable discretion), and their respective successors and assigns.

         "Subsidiary Guaranty" means that certain Guaranty in the form of Exhibit J hereto, dated as of the date hereof, executed by the Subsidiary Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended, modified, supplemented and/or restated (including to add new Subsidiary Guarantors), and as in effect from time to time.

         "Swing Line Bank" means NBD Bank, N.A. or any other Lender as a successor Swing Line Bank.

         "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

         "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.3 hereof.

         "Swing Line Note" means a promissory note, in substantially the form of Exhibit B-2 hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

         "Taxes" is defined in Section 2.15(E)(i) hereof.

         "Term Loan" is defined in Section 2.1(a) hereof.

         "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make its Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

         "Term Loan Lender" means any Lender with a Term Loan Commitment.

         "Term Loan Pro Rata Share" means, with respect to any Lender, (i) at any time prior to the Closing Date, the percentage obtained by dividing (A) such Lender's Term Loan Commitment by (B) the Aggregate Term Loan Commitment at such time and (ii) at any time after the Closing Date, the percentage obtained by dividing (A) the sum of such Lender's Term Loans at such time by (B) the sum of the aggregate amount of all of the Term Loans at such time.

         "Term Loan Termination Date" means February 26, 2005.

         "Term Note" means a promissory note, in substantially the form of Exhibit B-3 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Term Note.

         "Termination Date" means the earlier of (a) the Revolving Loan Termination Date and (b) the date of termination of the Aggregate Revolving Loan Commitment pursuant to Section 2.6 hereof or the Commitments pursuant to Section
9.1 hereof.

         "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "Total Debt" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of the Borrower and its Subsidiaries, without duplication, other than the sum of the amounts then owed by the Borrower and its Subsidiaries in respect of Hedging Obligations.

         "Transaction Costs" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Transaction Documents and the extinguishment of any Indebtedness existing immediately prior to the Closing Date and required to be terminated hereunder and the consummation of the Motorola CPD Acquisition, provided, that such fees, costs and expenses shall not exceed $7,500,000 in the aggregate.

         "Transaction Documents" means the Loan Documents and the documents executed and delivered by the Borrower or any of its Subsidiaries in connection with the Motorola CPD Acquisition.

         "Transferee" is defined in Section 13.5 hereof.

         "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Liabilities" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Year 2000 Issues" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, prior to, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and such Person's customers, suppliers and vendors.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

         1.2 References. The existence throughout this Agreement of references to the Borrower's Subsidiaries is for convenience only. Any references to Subsidiaries of the Borrower set forth herein shall (i) with respect to representations and warranties which deal with historical matters be deemed to include the Borrower and its Subsidiaries, together with the businesses acquired pursuant to the Motorola CPD Acquisition; and (ii) shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3 Supplemental Disclosure. At any time at the request of the Agent (but not more frequently than one time in each calendar quarter unless the Agent reasonably deems it necessary) and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Unless any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are not prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by the Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein.

         1.4 Amendment and Restatement of Original Credit Agreement. The Borrower, the Lenders, the Agent, the Swing Line Bank and the Issuing Bank agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the Agent in its sole discretion) of the conditions precedent set forth in Section 5.1, the terms and provisions of the Original
Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Original Credit Agreement or the indebtedness created thereunder. All outstanding Letters of Credit shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement. The commitments of each Lender that is a party to the Original Credit Agreement shall, on the Closing Date, automatically be deemed amended and the only Commitments shall be those hereunder.


ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES

         2.1 Term Loans. (a) Amount of Term Loans. Subject to the terms and conditions set forth in this Agreement, each Term Loan Lender on the Closing Date severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Term Loan Lender's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans shall be made by the Term Loan Lenders on the Closing Date simultaneously and proportionately to their respective Term Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

         (b) Borrowing Notice. The Borrower shall deliver to the Agent a Borrowing Notice, signed by it, on the Closing Date. Such Borrowing Notice shall specify (i) the aggregate amount of the Term Loans and (ii) instructions for the disbursement of the proceeds of the Term Loans. The Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Any Borrowing Notice given pursuant to this Section 2.1(b) shall be irrevocable.

         (c) Making of Term Loans. Promptly after receipt of the Borrowing Notice under Section 2.1(b) in respect of the Term Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Term Loan Pro Rata Share with the Agent at its office in Indianapolis, Indiana, in immediately available funds, on the Closing Date, as specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in Sections 5.1 and 5.2, as applicable, the Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in Indianapolis, Indiana on such Closing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan on the Closing Date.

         (d) Repayment of the Term Loans. (i) The Term Loans shall be repaid in twenty (20) consecutive quarterly principal installments, payable on the last Business Day of each fiscal quarter of the Borrower, commencing on March 31, 2000, and continuing thereafter until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the aggregate amounts set forth below:

                  Installment Date            Installment Amount

                  March 31, 2000                     $1,250,000
                  June 30, 2000                      $1,250,000
                  September 30, 2000                 $1,250,000
                  December 31, 2000                  $1,250,000

                  March 31, 2001                     $2,500,000
                  June 30, 2001                      $2,500,000
                  September 30, 2001                 $2,500,000
                  December 31, 2001                  $2,500,000

                  March 31, 2002                     $3,750,000
                  June 30, 2002                      $3,750,000
                  September 30, 2002                 $3,750,000
                  December 31, 2002                  $3,750,000

                  March 31, 2003                     $3,750,000
                  June 30, 2003                      $3,750,000
                  September 30, 2003                 $3,750,000
                  December 31, 2003                  $3,750,000

                  March 31, 2004                     $5,250,000
                  June 30, 2004                      $5,250,000
                  September 30, 2004                 $5,250,000
                  December 31, 2004                  $5,250,000

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, notwithstanding the immediately preceding sentence, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Term Loan Termination Date. No installment of any Term Loan shall be reborrowed once repaid.

         (ii) In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in Section 2.5(A) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(A) and (b) shall make the mandatory prepayments prescribed in Section 2.5(B) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(B).

         2.2 Revolving Loans. (a) Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, as applicable, from and including the date of this Agreement and prior to
the Termination Date, each Revolving Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Revolving Lender's Revolving Loan Pro Rata Share of the Revolving Credit Availability at such time (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article
II. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.2 shall consist of Revolving Loans made by each Revolving Lender ratably in proportion to such Revolving Lender's respective Revolving Loan Pro Rata Share.

         (b) Borrowing Notice. The Borrower shall deliver to the Agent a Borrowing Notice, signed by it, in accordance with the terms of Section 2.8. The Agent shall promptly notify each Revolving Lender of such request.

         (c) Making of Revolving Loans. Promptly after receipt of the Borrowing Notice under Section 2.8 in respect of Revolving Loans, the Agent shall notify each Revolving Lender by telex or telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Revolving Lender shall make available its Revolving Loan in accordance with the terms of Section 2.7. The Agent will promptly make the funds so received from the Revolving Lenders available to the Borrower at the Agent's office in Indianapolis, Indiana on the applicable Borrowing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Revolving Lender to deposit the amount described above with the Agent on the applicable Borrowing Date shall not relieve any other Revolving Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

         2.3 Swing Line Loans. (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1 and 5.2, as applicable, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment; and provided, further, that at no time shall the sum of (a) the outstanding amount of the Swing Line Loans, plus (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.2 (after giving effect to any concurrent repayment of Loans), exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

         (b) Borrowing Notice. The Borrower shall deliver to the Swing Line Bank a Borrowing Notice, signed by it, not later than 1:00 p.m. (Indianapolis time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans, which shall be an amount not less than $500,000. The Agent shall promptly notify each Lender of such request.

         (c) Making of Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.3(b) in respect of Swing Line Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Indianapolis time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan to the Borrower at the Agent's aforesaid address.

         (d) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $500,000, any portion of the outstanding Swing Line Loans, upon notice to the Agent and the Swing Line Bank. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Revolving Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Revolving Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Indianapolis time) on the date of any notice received pursuant to this
Section 2.3(d), each Revolving Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Article XIV. Revolving Loans made pursuant to this Section 2.3(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this
Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1 and 5.2 had not then been satisfied, such Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.3(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Agent, the Swing Line Bank or any other Person, (B) the occurrence of continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Revolving Lender fails to make payment to the Agent of any amount due under this Section 2.3(d), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Lender hereunder until the Agent receives such payment from such Revolving Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Revolving Lender fails to make payment to the Agent of any amount due under this Section 2.3(d), such Revolving Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.4 Rate Options for all Advances. The Advances (other than with respect to Swing Line Loans) may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with
Section 2.10. The Swing Line Loans shall at all times be Floating Rate Loans. The Borrower may select, in accordance with Section 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans and the Term Loans; provided, that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time. Notwithstanding anything herein to the contrary, without the Agent's consent, the Borrower will not be entitled to select the Eurodollar Rate for Interest Periods longer than fourteen
(14) days until the earlier of (i) the completion of the syndication of the facilities hereunder (as determined by the Arranger) and (ii) ninety (90) days following the initial funding hereunder unless the Borrower agrees to pay any breakage costs as prescribed in Section 4.4 with respect to Loans assigned in connection with such syndication on a date which is not the last day of an applicable Interest Period.

         2.5  Optional Payments; Mandatory Prepayments.

         (A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances; provided, that the Borrower may not so prepay Floating Rate Advances consisting of Term Loans unless it shall have provided at least one (1) Business Day's written notice to the Agent of such prepayment. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least two (2) Business Days' written notice to the Agent of such prepayment. Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall be applied to each of the then remaining installments payable thereunder in the inverse order of maturity.

         (B) Mandatory Prepayments.

         (i)  Mandatory Prepayments of Term Loans.

                  (a) Upon the consummation of any Asset Sale (other than sales of assets related to the Dynamics Corporation of America acquisition) by the Borrower or any Subsidiary of the Borrower, except to the extent that the Net Cash Proceeds of such Asset Sale, when combined with the Net Cash Proceeds of all such Asset Sales during the immediately preceding 12-month period, do not exceed $10,000,000, and except as provided in the second sentence of this Section 2.5(B)(i)(a), within three (3) Business Days after the

         Borrower's or any of its Subsidiaries' (i) receipt of any Net Cash Proceeds from any such Asset Sale, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Asset Sales with respect to which the Borrower shall have given the Agent written notice of its intention to replace the assets within six months, in the case of a sale of Equipment, or nine months, in the case of a sale of real property, following such Asset Sale shall not be subject to the provisions of the first sentence of this Section 2.5(B)(i)(a) unless and to the extent that such applicable period shall have expired without such replacement having been made.

                  (b) Upon the consummation of any Financing by the Borrower or any Subsidiary of the Borrower, within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds from any Financing (other than (x) any Financing involving the issuance or incurrence of Indebtedness permitted under Section
         7.2(A)(iii), (iv) or (v), (y) any Financing involving the sale for an aggregate amount not to exceed $30,000,000 during the life of this Agreement of treasury shares of the Borrower previously purchased by the Borrower, and (z) any other any Financing involving the issuance of Equity Interests which generate Net Cash Proceeds of less than $5,000,000), the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%), or in the case of any Financing involving the issuance of Equity Interests (other than the sale for an aggregate amount not to exceed $30,000,000 during the life of this Agreement of treasury shares of the Borrower previously purchased by the Borrower) which generate Net Cash Proceeds of $5,000,000 or more, fifty percent (50%) of such Net Cash Proceeds.

                  (c) Nothing in this Section 2.5(B)(i) shall be construed to constitute the Lenders' consent to any transaction referred to in clauses (a) and (b) above which is not expressly permitted by the terms of this Agreement.

                  (d) Each mandatory prepayment required by clauses (a) and (b) of this Section 2.5(B) shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be allocated and applied to the Obligations as follows:

                           (I) the amount of each Designated Prepayment shall be
                  applied to each of the then remaining installments payable under the Term Loans in the inverse order of maturity; and

                           (II) following the payment in full of the Term Loans,
                  the amount of each Designated Prepayment shall be applied to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Required Lenders) and following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the

                  Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations.

                  (e) On the date any Designated Prepayment is received by the Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans.

         (ii) Mandatory Prepayments of Revolving Loans. In addition to repayments under Section 2.5(B)(i)(d)(II), if at any time and for any reason the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

         (iii) Subject to the preceding provisions of this Section 2.5(B), all of the mandatory prepayments made under this Section 2.5(B) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans.

         2.6 Reduction of Commitments. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least five (5) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan
Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.7 Method of Borrowing. For all Revolving Loans, not later than 2:00 p.m. (Indianapolis time) on each Borrowing Date, each Revolving Lender shall make available its Revolving Loan or Revolving Loans, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to
Article XIV. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.8 Method of Selecting Types and Interest Periods for Advances. (A) For all Revolving Loans, the Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of Exhibit C hereto (a "Borrowing Notice") not later than 11:00 a.m. (Indianapolis time) (a) on the Borrowing Date of each Floating Rate Advance and (b) three (3) Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto.

         (B) For all Loans, the Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar

Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

         2.9 Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans pursuant to Section 2.3(d) or a Reimbursement Obligation pursuant to Section 3.7) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

         2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

         (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided, that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

         (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or Section 2.10(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) Conversion/Continuation Notice. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Indianapolis time) three (3) Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

         2.11 Default Rate. After the occurrence and during the continuance of a Default, the interest rate(s) applicable to the Obligations and the fees payable under Section 3.9 with respect to Letters of Credit shall be equal to the rate set forth in Section 2.15(D)(ii) for Leverage Ratios greater than or equal to
2.5 to 1.0 plus two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable.

         2.12 Notes. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note.

         2.13 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Indianapolis time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Borrower authorizes the Agent to charge the account of the Borrower maintained with the Agent for each payment of principal, interest and fees as it becomes due hereunder.

         2.14 Telephonic Notices. The Borrower authorizes the Lenders and the Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

         2.15 Promise to Pay; Interest and Facility Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

         (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

         (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) Facility Fees. (i) The Borrower shall pay to the Agent, for the account of the Revolving Lenders in accordance with their Revolving Loan Pro Rata Shares, from and after the Closing Date until the Termination Date, a facility fee accruing at the rate of the then Applicable Facility Fee Percentage, on the amount of the Aggregate Revolving Loan Commitment in effect from time to time. All such facility fees payable under this clause (C) shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on March 31, 1999), and, in addition, on the Termination Date.

         (ii) The Borrower agrees to pay to the Agent and the Arranger for their respective sole accounts (unless otherwise agreed between the Agent or Arranger, as the case may be, and any Lender) the fees set forth in the letter agreement among the Agent, the Arranger and the Borrower dated January 15, 1999, payable at the times and in the amounts set forth therein.

         (D) Interest and Fee Basis; Applicable Eurodollar Margin and Applicable Facility Fee Percentage.

         (i) Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Indianapolis time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         (ii) The Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Facility Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.15(D)(ii):




                                                                                                                        APPLICABLE
                                                                                                                         FACILITY
                                      APPLICABLE FLOATING                         APPLICABLE EURODOLLAR                     FEE
                                          RATE MARGINS                                   MARGINS                        PERCENTAGE

        LEVERAGE                Revolving                                     Revolving
          RATIO                   Loans               Term Loans                Loans              Term Loans
========================= ===================== ======================  ===================== ==================== =================
     Greater than or
   equal to 2.5 to 1.0
    and less than 3.0            0.000%                 0.250%                 0.950%                1.250%               0.300%
         to 1.0
     Greater than or
   equal to 2.0 to 1.0
    and less than 2.5            0.000%                 0.000%                  0.750%               1.000%                0.250%
         to 1.0
     Greater than or
   equal to 1.5 to 1.0
    and less than 2.0            0.000%                 0.000%                 0.625%                0.875%                0.250%
         to 1.0
     Greater than or
   equal to 1.0 to 1.0
    and less than 1.5            0.000%                 0.000%                  0.500%               0.750%                0.250%
         to 1.0
        Less than                0.000%                 0.000%                  0.425%               0.625%                0.200%
       1.0 to 1.0
========================= ===================== ======================  ===================== ==================== ================

For purposes of this Section 2.15(D)(ii), the Leverage Ratio shall be determined as prescribed in Section 7.3(B). Upon receipt of the financial statements delivered pursuant to Sections 7.1(D)(ii) and (iii), as applicable, the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Facility Fee Percentage shall be adjusted, such adjustment being effective five
(5) Business Days following the Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(D)(ii); provided, that if the Borrower shall not have timely delivered its financial statements in accordance with Section 7.1(D)(ii) or (iii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Facility Fee Percentage that the Leverage Ratio was greater than or equal to 2.5 to 1.0.

         (iii) Notwithstanding anything herein to the contrary, from the Closing Date through the first (1st) Business Day following May 26, 1999, the Applicable Eurodollar Margin and

Applicable Facility Fee Percentage shall be determined based upon a Leverage Ratio greater than or equal to 2.0 to 1.0 and less than 2.5 to 1.0.

         (E) Taxes.

                  (i) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If the Borrower or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender or the Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Taxes, including, without limitation, any withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely affect such Loans, the obligations under the Revolving Loan Commitments or such Lender.

                  (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

                  (iii) The Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this Section 2.15(E) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Lender or the Agent under this Section 2.15(E)(iii) if such Lender or the Agent, as applicable, fails to comply with Section 2.15(E)(vi).

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (vi) Without limiting the obligations of the Borrower under this Section 2.15(E), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the

         Borrower and the Agent pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to June 1, 2000, and every third (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

                           (a) that such Lender is capable of receiving payments
                  of interest hereunder without deduction or withholding of United States of America federal income tax;

                           (b) that such  Lender  is not  capable  of  receiving
                  payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

                           (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

         Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

         2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Prime Rate.

         2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19 Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Hedging Obligations) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.20 Replacement of Certain Lenders. In the event any Lender (an "Affected Lender") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.3(d), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured,
(ii) requested compensation from the Borrower under Sections 2.15(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed assignments and acceptances in substantially the form of Exhibit E within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose (a

"Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with
Section 13.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 4.1, 4.2, 4.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8.


ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1 Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower through the Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit in accordance with this Article III, from time to time during the period commencing on the date hereof and ending on the Business Day six (6) Business Days prior to the Termination Date.

         3.2 Transitional Provision. Schedule 3.2 contains a schedule of certain letters of credit issued for the account of the Borrower prior to the Closing Date by NBD Bank, N.A. Subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III.

         3.3 Types and Amounts. The Issuing Bank shall not have any obligation to and shall not:

                  (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $5,000,000; or

                  (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or five (5) Business Days immediately preceding the Termination Date.

         3.4 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit D hereto, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C Documents"), and the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and

                  (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

         3.5 Procedure for Issuance of Letters of Credit. (a) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1 and 5.2 hereof have been satisfied, as applicable, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Issuing Bank's usual and customary business practices and, in this connection, the Issuing Bank may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless it shall have received notice to the contrary from a Lender or has knowledge that the applicable conditions have not been met.

         (b) The Issuing Bank shall not extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

         3.6 Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Revolving Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Bank thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Revolving Lender's Revolving Loan Pro Rata Share. The Issuing Bank will notify each Revolving Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Revolving Lender shall make payment to the Agent, for the account of the Issuing Bank, in immediately available funds in an amount equal to such Revolving Lender's Revolving Loan Pro Rata Share of the amount of such payment or draw. The obligation of each Revolving Lender to reimburse the Issuing Bank under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Revolving Lender fails to make payment to the Agent of any amount due under this
Section 3.6, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Lender hereunder until the Agent receives such payment from such Revolving Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Revolving Lender of its obligation to reimburse the Issuing Bank for such amount in accordance with this
Section 3.6.

         3.7 Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement
Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

         3.8 Letter of Credit Fees. The Borrower agrees to pay (i) on each Payment Date and on the Termination Date, in arrears, to the Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all Letters of Credit, (ii) on each Payment Date and on the Termination Date, in arrears, to the Agent for the sole account of the Issuing Bank, a letter of credit fee of one-quarter of one percent (0.25%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit issued by the Issuing Bank, and (iii) to the Agent for the benefit of the Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Bank with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

         3.9 Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Article III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, the Issuing Bank and each Lender from and against any and all liabilities and costs which the Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

         (b) As among the Borrower, the Lenders and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers under this
Section 3.9.

         (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Bank or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.


ARTICLE IV:  CHANGE IN CIRCUMSTANCES

         4.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         4.2  Changes in Capital Adequacy Regulations.  If a Lender determines
(i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such

Lender or any corporation controlling such Lender is increased as a result of a "Change in Capital Adequacy" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change in Capital Adequacy" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such RiskBased Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

         4.4 Funding Indemnification. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower agrees to indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance. In connection with any assignment by any Lender pursuant to Section 13.3 of any portion of the Loans made prior to the earlier of (i) the completion of the syndication of the facilities hereunder (as determined by the Arranger) and (ii) ninety (90) days following the initial funding hereunder, if the Borrower has Eurodollar Rate Loans outstanding, an interest in which is being assigned, then the Borrower shall be deemed to have repaid all outstanding

Eurocurrency Advances as of such date and reborrowed such amount as a Floating Rate Advance and the indemnification provisions under this Section 4.4 shall apply.

         4.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to Section 2.15(E) or this
Article IV shall use its best efforts to notify the Borrower and the Agent in writing of any Change in Capital Adequacy, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change in Capital Adequacy, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Article IV shall be in writing and shall state the amount due, if any, under Section 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under Sections 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE V:  CONDITIONS PRECEDENT

         5.1 Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless (i) such initial Loans are made not later than February 28, 1999; and (ii) the Borrower has furnished to the Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agent and the Lenders:

                  (1) Copies of the Articles of Incorporation of the Borrower and each Subsidiary Guarantor, together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

                  (2) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Subsidiary Guarantor, of its respective By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

                  (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Subsidiary Guarantor, which shall identify by name and title and bear the signature of the officers of the Borrower or Subsidiary Guarantor, as applicable, authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or Subsidiary Guarantor, as applicable;

                  (4) Certificates, in substantially the form of Exhibit H hereto, signed by the chief financial officer of the Borrower, stating that on the Closing Date all the representations in this Agreement are true and correct and no Default or Unmatured Default has occurred and is continuing;

                  (5) A written opinion of the Borrower's and Subsidiary Guarantors' counsel, addressed to the Agent and the Lenders, addressing the issues identified in Exhibit F hereto (including an opinion as to the enforceability of the Asset Sale Agreement and its compliance with applicable law) containing assumptions and qualifications acceptable to the Agent and the Lenders;

                  (6) Notes payable to the order of each of the applicable Lenders;

                  (7) Evidence satisfactory to the Agent that (i) all conditions precedent to the consummation of the Motorola CPD Acquisition have been satisfied or waived with the approval of the Agent (such approval not to be unreasonably withheld), (ii) Motorola, the Borrower and CTS Wireless have entered into the Asset Sale Agreement, as in effect on December 22, 1998, without giving effect to any amendment, modification or waver thereto which is (x) deemed material by the Agent and (y) to which the Agent shall not have consented in writing, (iii) the Asset Sale Agreement has been approved by all necessary corporate action of Motorola's, the Borrower's and CTS Wireless' respective Board of Directors and/or shareholders if required, and has not been amended, waived or modified in any material respect without the approval of the Agent (such approval not to be unreasonably withheld) and (iv) there has not occurred any material breach or default under the Asset Sale Agreement;

                  (8) Evidence satisfactory to the Agent that (a) there exists no injunction or temporary restraining order which, in the judgment of the Agent, would prohibit the making of the Loans or the consummation of the Motorola CPD Acquisition or any litigation seeking such an injunction or restraining order, and (b) except as set forth in
         Schedule 6.7 to this Agreement, there is no action, suit, proceeding, arbitration or (to the Borrower's knowledge) investigation before or by any Governmental Authority or private arbitrator pending or (to the Borrower's knowledge) threatened against the Borrower or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect.

                  (9) (x) the audited financial statements of Motorola CPD for the fiscal years ending December 31, 1997 and December 31, 1998 and (y) pro forma consolidated financial statements of the Borrower and its Subsidiaries, in form and substance acceptable to the Agent, after giving effect to the Motorola CPD Acquisition, which financial statements shall demonstrate, in the reasonable judgment of the Agent and the Required Lenders (together with all other information then reasonably requested by the

         Agent and the Required Lenders to confirm the tax, legal and business assumptions made in any such financial statements), the ability of the Borrower and its Subsidiaries to repay their debts and satisfy their respective other obligations as and when due, and to comply with the financial covenants set forth in Section 7.3 hereof, has not changed in any material respect from the pro forma financial statements and projections furnished to the Agent on August 24, 1998;

                  (10) Evidence  reasonably  satisfactory  to the Agent that all required governmental approvals related to the Motorola CPD Acquisition, including, without limitation, any approvals required under the applicable laws of the United States, China and Taiwan, have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated, including those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act, as amended;

                  (11) Evidence reasonably satisfactory to the Agent that the Borrower and each of its Subsidiaries (a) has made a full and complete assessment of the Year 2000 Issues; (b) has a realistic and achievable program for remediating the Year 2000 Issues, including a timetable and budget of anticipated costs; and (c) has a source of funds which it believes is sufficient to remediate the Year 2000 Issues, as provided in such budget;

                  (12)  All  "Loans"  (as   defined  in  the   Original   Credit
         Agreement),  together  with  interest  and any  amounts  payable  under
         Section 4.4 of the Original Credit Agreement in connection therewith have been repaid;

                  (13) The Required Lenders shall have approved the terms and conditions of the CTS IRB;

                  (14) No material adverse change in the primary or secondary loan syndication markets or capital markets generally shall have occurred that would impair syndication of the Loans;

                  (15) Written money transfer instructions reasonably requested by the Agent, addressed to the Agent and signed by an Authorized Officer;

                  (16) The Subsidiary Guaranty is executed by each Subsidiary Guarantor;

                  (17) Such other documents as the Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit G to this Agreement; and

                  (18) Evidence satisfactory to the Agent that the Borrower has paid to the Agent and the Arranger the fees agreed to in the fee letter dated January 15, 1999, among the Agent, the Arranger and the Borrower.

         5.2 Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

                  (i)  There exists no Default or Unmatured Default; and

                  (ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date except for changes reflecting events, conditions or transactions permitted or not prohibited by this Agreement.

         Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. The Agent may require a duly completed officer's certificate in substantially the form of Exhibit H hereto and/or a duly completed compliance certificate in substantially the form of
Exhibit I hereto as a condition to making an Advance.


ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

          In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender and the Agent as of the Closing Date, giving effect to the Motorola CPD Acquisition and the consummation of the other transactions contemplated by the Transaction Documents on the Closing Date, and thereafter on each date as required by Section 5.2:

         6.1 Organization; Corporate Powers. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own and operate its property and to conduct its business as presently conducted and as proposed to be conducted.

         6.2  Authority.

         (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Motorola CPD Acquisition and (ii) to file the Transaction Documents which must be filed by it in connection with the Motorola CPD Acquisition or which have been filed by it as required by this Agreement or the other Loan Documents or otherwise on or prior to the Closing Date with any Governmental Authority.

         (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Borrower or any of its

Subsidiaries in connection with the Motorola CPD Acquisition or which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise on or prior to the Closing Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceeding on the part of the Borrower or any of its Subsidiaries is necessary to consummate such transactions.

         (C) Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Agent pursuant to Section 5.1 without the prior written consent of the Required Lenders, and the Borrower and its Subsidiaries have, and, to the best of the Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

         6.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of the Borrower or any such Subsidiary or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents or (iv) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act on or prior to the Closing Date, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.4  Financial Statements.

         (A) The pro forma balance sheets, income statements and statements of cash flow of the Borrower and its Subsidiaries, copies of which are attached hereto as Schedule 6.4 to this Agreement, present on a pro forma basis the financial condition of the Borrower and such Subsidiaries as of such date, reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the Motorola CPD Acquisition and the other transactions contemplated by this Agreement, and the payment or accrual of all Transaction Costs payable on the Closing Date with respect to any of the foregoing and demonstrate that, after giving effect to the Motorola CPD Acquisition, the Borrower and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The projections and assumptions expressed in the pro forma financials referenced in this Section 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished and, since the preparation thereof and up to the Closing Date, there has occurred no material adverse change in the business, financial condition, operations, or, prospects of the Borrower, Motorola CPD, or the Borrower and Motorola CPD taken as a whole.

         (B) Complete and correct copies of the following financial statements and the following related information have been delivered to the Agent: (1) the balance sheet of the Borrower as at December 31, 1997 and December 31, 1998, and the related statements of income, changes in stockholders' equity investment and cash flows of the Borrower for the fiscal year then ended, and the audit report related thereto; and (2) the balance sheet of Motorola CPD as at December 31, 1997 and December 31, 1998, and the related statements of operations, changes in stockholder's investment and cash flows of Motorola CPD for the fiscal year then ended, and the audit report related thereto.

         6.5 No Material Adverse Change. (A) Since September 30, 1998 or the pro forma financial statements dated January 18, 1999 up to the Closing Date, there has occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to result in a Material Adverse Effect.

         (B) Since September 30, 1998 or the pro forma financial statements dated January 18, 1999 up to the Closing Date, there has occurred no change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Motorola CPD which has had or could reasonably be expected to have a material adverse effect on Motorola CPD.

         (C) Since September 30, 1998 or the pro forma financial statements dated January 18, 1999 up to the Closing Date, there has occurred no change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Subsidiary Guarantor or any other obligor of the Obligations which has had or could reasonably be expected to have a material adverse effect on such Subsidiary Guarantor or obligor.

         (D) Since the Closing Date, there has occurred no event which has had or could reasonably be expected to result in a Material Adverse Effect.

         6.6  Taxes.

         (A) Tax Examinations. All material deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Neither the Borrower nor any of the Borrower's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

         (B) Payment of Taxes. All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

         6.7 Litigation; Loss Contingencies and Violations. Except as set forth in Schedule 6.7 to this Agreement which lists all pending litigation involving individual claims against the Borrower or any of its Subsidiaries of more than $1,000,000, there is no action, suit, proceeding, arbitration or (to the Borrower's knowledge) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower prepared and delivered pursuant to Section 7.1(D) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is
(A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

         6.8 Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Borrower, its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, and (B) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. Except as described on Schedule 6.8, none of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock.

         6.9 ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or
(ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as set forth on Schedule 6.9, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Borrower and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to result in Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any Subsidiary is subject to any material liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any material liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any of its Subsidiaries has, solely by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         6.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.11 Material Agreements. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

         6.12 Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.13 Assets and Properties. The Borrower and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.2(B). Substantially all of the material assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

         6.14 Statutory Indebtedness Restrictions. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or in connection with the Motorola CPD Acquisition.

         6.15 Labor Matters. As of the Closing Date, no attempt to organize the employees of the Borrower and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower's knowledge, threatened, planned or contemplated, which could reasonably be expected to have a Material Adverse Effect.

         6.16 Acquisition. As of the Closing Date and immediately prior to the making of the initial Loans:

                  (i) the Motorola CPD Acquisition Documents are in full force and effect, no material breach, default or waiver of any term or provision thereof by the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, the other parties thereto, has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Agent) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the Motorola CPD Acquisition;

                  (ii) the representations and warranties of the Borrower contained in the Motorola CPD Acquisition Documents, if any, are true and correct in all material respects;

                  (iii) except as set forth in Schedule 6.16 to this Agreement, all material conditions precedent to, and all material consents necessary to permit, the Motorola CPD Acquisition pursuant to the Motorola CPD Acquisition Documents have been satisfied or waived with the written approval of the Agent (such approval not to be unreasonably withheld), the Motorola CPD Acquisition has been consummated in all material respects in accordance with the Motorola CPD Acquisition Documents, and CTS Wireless has obtained good and marketable title to the "Purchased Assets" sold pursuant to and as defined in the Asset Sale Agreement free and clear of any Liens other than Liens permitted under Section 7.2(B).

         6.17 Environmental Matters. (a) Except as disclosed on Schedule 6.17 to this Agreement:

                  (i) the operations of the Borrower and its Subsidiaries comply
         in  all  material  respects  with   Environmental,   Health  or  Safety
         Requirements of Law;

                  (ii) the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

                  (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

                  (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material, except such as have been operated or maintained in material compliance with Environmental, Health or Safety
Requirements of Law; and

                  (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (b)  For   purposes  of  this  Section   6.17   "material"   means  any
noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability in excess of $1,000,000.

         6.18 Year 2000 Issues. Each of the Borrower and its Subsidiaries has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on this assessment and program, the Borrower does not reasonably anticipate that the Year 2000 Issues will have a Material Adverse Effect.


ARTICLE VII :  COVENANTS

         7.1 Affirmative Covenants. The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

         (A) Preservation of Corporate Existence, Etc. The Borrower shall do or cause to be done, and shall cause each Subsidiary Guarantor to do or cause to be done, all things necessary to preserve, renew and keep in full force and effect its legal existence except to the extent permitted by Section 7.2(C) or 7.2(D), and its qualification as a foreign corporation in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and the rights, licenses, permits (including those required under Environmental, Health or Safety Requirements of Law), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

         (B) Compliance with Laws, Etc. The Borrower and its Subsidiaries shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental, Health or Safety Requirements of Law), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid could reasonably be expected to give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Borrower or Subsidiary in accordance with Agreement Accounting Principles.

         (C) Maintenance of Properties; Insurance. The Borrower shall maintain, preserve and protect all property that is material to the conduct of the business of the Borrower or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this Section 7.1(C).

         (D) Reporting Requirements. The Borrower shall furnish to the Lenders and the Agent the following:

                  (i) Promptly and in any event within three (3) calendar days after becoming aware of the occurrence of (A) any Unmatured Default or Default,
(B) the commencement of any material litigation against, by or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Borrower or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Borrower, to result in a material adverse change in the business, properties, operations or financial condition of the Borrower or any of its Subsidiaries, a statement of the chief financial officer of the Borrower setting forth details of each such Unmatured Default or Default and such litigation, material contract or undertaking or development and the action which the Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                  (ii) As soon as available and in any event within 50 days after the end of each fiscal quarter of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of the Borrower stating (A), substantially in the form of Exhibit H hereto, that no Unmatured Default or Default has occurred and is continuing or, if an

Unmatured Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto and (B), substantially in the form of
Exhibit I hereto, that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 7.3(A), (B) and (C) is in conformity with the terms of this Agreement;

                  (iii) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal year, with a customary audit report of independent public accountants selected by the Borrower and acceptable to the Required Lenders, without qualifications unacceptable to the Required Lenders;

                  (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements, including without limitation Forms 8-K, 10-K and 10-Q, which the Borrower or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Commission or any successor agency thereof;

                  (v) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof, (A) a copy of any notice of intent to terminate any Plan filed with the PBGC, (B) a statement of the chief financial officer of the Borrower setting forth the details of the occurrence of any Reportable Event with respect to any Plan, (C) a copy of any notice that the Borrower, any of it Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                  (vi) Promptly, such other information respecting the business, properties operations or financial condition of the Borrower or any of its Subsidiaries as any Lender or the Agent may from time to time reasonably request.

         (E) Accounting; Access to Records, Books, Etc. The Borrower shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and at any reasonable time and from time to time,
(i) permit any Lender or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Borrower does hereby authorize such Persons to discuss such affairs, finances and account with any Lender or the Agent, and (ii) permit the Agent or any of it agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets.

         (F) Year 2000 Issues. The Borrower and each of its Subsidiaries shall take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect. The Borrower shall provide the Agent and each of the Lenders a copy of its program to address Year 2000 Issues, including updates and progress reports upon request. The Borrower shall advise the Agent if any Year 2000 Issues will have or would reasonably be expected to have a Material Adverse Effect.

         (G) Additional Subsidiary Documentation. As soon as practicable and in any event within thirty (30) days after any Person becomes a Subsidiary of the Borrower, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and, if the Agent so requests, shall cause such Person to become a party to the Subsidiary Guaranty by executing a supplement thereto.

         7.2 Negative Covenants. Until the Termination Date and thereafter until payment in full of the Obligations and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

         (A) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                  (i)      The Obligations;

                  (ii) The Indebtedness described in Schedule 7.2(A) hereto (including, without limitation, the CTS IRB), having the same terms as those existing on the date of this Agreement, but no increase in the amount thereof shall be permitted;

                  (iii) Indebtedness of any domestic Subsidiary of the Borrower owing to the Borrower (provided any such domestic Subsidiary enters into a Subsidiary Guaranty with such domestic Subsidiary's liability thereunder being limited to an amount equal to its Indebtedness to the Borrower) or to any other Subsidiary of the Borrower and Indebtedness of the Borrower owing to any Subsidiary of the Borrower;

                  (iv) Indebtedness of the Borrower or any domestic Subsidiary other than (i) through (iii) above, in an amount not exceeding $25,000,000 in aggregate principal amount outstanding;

                  (v) Indebtedness of any or all of the foreign Subsidiaries of the Borrower to the Borrower or to any domestic Subsidiary of the Borrower in an aggregate amount not exceeding $100,000,000;

                  (vi) Indebtedness of any or all of the foreign Subsidiaries of the Borrower to any Person other than the Borrower or any foreign Subsidiary of the Borrower in an aggregate amount not exceeding $40,000,000;

                  (vii) Indebtedness of any foreign Subsidiary of the Borrower to any other foreign Subsidiary of the Borrower;

                  (viii) Hedging Obligations to the extent permitted by Section 7.2(K); and

                  (ix) Contingent Obligations with respect to any Indebtedness permitted pursuant to clauses (i) through (viii) above.

         (B) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Borrower or any of its Subsidiaries, other than:

                  (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                  (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not reasonably be expected to result in a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment and (E) pledges or deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which the Borrower or any of its Subsidiaries is a party;

                  (iii) Liens  affecting  real property which  constitute  minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrower or any of its Subsidiaries;

                  (iv) Liens on assets located outside the United States and owned by foreign Subsidiaries which (A) do not secure aggregate obligations exceeding the lesser of five percent of the Consolidated Assets of the Borrower and its Subsidiaries or $40,000,000, (B) would not result in a Material Adverse Effect and (C) constitute Liens securing loans to, and owing solely by foreign Subsidiaries and made by lenders whose principal office is located outside the United States;

                  (v) Any Lien created to secure payment of a portion of the purchase price of any tangible fixed asset acquired by the Borrower or any of it Subsidiaries, provided (x) that such Liens may only be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not exceed the purchase price paid by the Borrower or such Subsidiary for such fixed asset, (y) that such Lien does not encumber any other asset at any time owned by the Borrower or such Subsidiary, and (z) that not more than one such Lien shall encumber such fixed asset at any one time; and

                  (vi) Liens  existing  on the  Closing  Date and  described  on
Schedule 7.2(B).

         (C) Merger; Acquisitions: Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the Capital Stock of or other Equity Interest in any other Person, nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person, provided, however, that this Section 7.2(C) shall not prohibit (a) the Motorola CPD Acquisition or (b) any other merger or acquisition if (i) the Borrower or a Subsidiary of the Borrower shall be the surviving or continuing corporation, (ii) the nature of the business of the Borrower shall remain substantially unchanged in accordance with Section 7.2(E) hereof, (iii) such merger or acquisition has been either (A) approved by the board of directors of the corporation which is the subject of such acquisition or (B) recommended by such board to the shareholders of such corporation, (iv) immediately after such merger or acquisition, no Default or Unmatured Default shall exist or shall have occurred and be continuing and (v) prior to the consummation of such merger or acquisition, the Borrower shall have provided to the Lenders and the Agent an opinion of counsel and a certificate of the chief financial officer of the Borrower (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section 7.2(C) and that any other conditions under this Agreement relating to such transaction have been satisfied.

         (D) Disposition of Assets Etc. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests) to any Person, except: (i) the sale of inventory in the ordinary course of business; (ii) the sale or other disposition of assets or lines of business which are, in the judgment of the Borrower, nonessential, provided that the fair market value of assets in a single transaction does not exceed $20,000,000 and the fair market value of assets in all such transactions does not exceed $20,000,000 for any fiscal year;
(iii) the sale or other disposition of assets by the Borrower or any Subsidiary to any Subsidiary, provided that any sale or other disposition of assets by the Borrower or any Subsidiary which is not a foreign Subsidiary to a foreign Subsidiary shall not exceed $15,000,000 in the aggregate in any fiscal year and shall not exceed $30,000,000 in the aggregate during the term of this Agreement;
(iv) the sale or other disposition of assets by any consolidated Subsidiary to another consolidated Subsidiary or by any consolidated Subsidiary to the Borrower; (v) the sale or other disposition of any obsolete manufacturing equipment disposed of in the ordinary course of business; or (vi) the sale or other disposition of assets, lines of business or business units acquired in connection with the Borrower's acquisition of Dynamics Corporation of America, a New York corporation, and deemed by the Borrower to be non-strategic to the Borrower's business, provided any such sale or disposition is effected prior to December 31, 1999; provided that the transactions permitted by the foregoing clauses (ii), (iii), (iv), (v) and (vi) shall only be permitted if prior to and immediately after any such transaction no Default or Unmatured Default shall exist or shall have occurred and be continuing.

         (E) Nature of Business. Make any material change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement and businesses reasonably related thereto.

         (F) Investments, Loans and Advances. Make any loan or advance to any Person or purchase or otherwise acquire any Capital Stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (i) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (ii) commercial paper of a domestic issuer rated at least "A-2" by Standard & Poor's Corporation or "P-2" by Moody's Investors Service, Inc.; (iii) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within or without the United States of America having capital and surplus in excess of $100,000,000; (iv) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary; (v) acquisitions permitted by Section 7.2(C); (vi) preferred stock or corporate bonds of domestic corporations all of whose senior debt bears a rating of a least "A" by Standard & Poors Corporation or Moody's Investors Service, Inc.; (vii) Investments in foreign Subsidiaries of the Borrower on an aggregate amount not to exceed $100,000,000; or (viii) Investments in the aggregate not exceeding $7,500,000 which are not described in
(i) through (vii) above.

         (G) Guarantees, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person other than a consolidated Subsidiary against loss) for the obligations of any Person other than a consolidated Subsidiary or any other Contingent Obligation with respect to any Person other than a consolidated Subsidiary, except (i) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (ii) direct and contingent liabilities up to $2,000,000 for the obligations of any one Person other than a consolidated Subsidiary; and (iii) guarantees of Indebtedness permitted pursuant to Section 7.2(A), provided that the direct or contingent obligations described in clause (ii) shall not exceed $7,500,000 in the aggregate for all Persons other than a consolidated Subsidiary at any one time.

         (H) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Borrower or such Subsidiary than those which could be obtained if such contract or undertaking were an arm's length transaction with a Person other than an Affiliate.

         (I) Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (i) leases existing on the date of this Agreement and any extensions or renewals thereof, but no increase in the amount payable thereunder; and (ii) leases (other than Capitalized Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $7,500,000.

         (J) Restricted Payments. Declare or make any Restricted Payment if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

         (K) Hedging Obligations. Enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its actual or forecasted interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Borrower and any Lender or any affiliate of any Lender to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans at such time are sometimes referred to herein as "Interest Rate Agreements."

         7.3 Financial Covenants. The Borrower shall comply with the following:

         (A) Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries shall maintain on a consolidated basis a ratio ("Fixed Charge Coverage Ratio") of (i) the sum of the amounts of (a) EBITDA during such period minus (b) Capital Expenditures incurred during such period (excluding up to $40,000,000 in Capital Expenditures incurred from the Closing Date through the date that is three (3) years following the Closing Date for the purpose of relocating the Borrower's facilities in Asia and for which the Borrower has not been and will not be reimbursed by Motorola) to (ii) the sum of the amounts of (a) Interest Expense during such period to the extent payable in cash plus (b) the scheduled amortization of the principal portion of the Term Loans and any other Indebtedness of the Borrower and its Subsidiaries during such period plus (c) any Contingent Purchase Price Obligation plus (d) tax expense to the extent paid during such period plus (e) Restricted Payments paid during such period of at least:

                  (i) 1.10 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 1999 through the fiscal quarter ending March 31, 2002;

                  (ii) 1.15 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending June 30, 2002 through the fiscal quarter ending March 31, 2003;

                  (iii) 1.20 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending June 30, 2003 through the fiscal quarter ending March 31, 2004; and

                  (iv) 1.30 to 1.00 for each fiscal quarter thereafter until the Termination Date.

In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day (provided, however, (a) for the fiscal quarter ending March 31, 1999, the Fixed Charge Coverage Ratio shall be calculated using, for the Borrower and its Subsidiaries on a consolidated basis, EBITDA, Capital Expenditures, Interest Expense, tax expense, Contingent Purchase Price Obligation, Restricted Payments and scheduled amortization of the Borrower and its Subsidiaries on a consolidated basis for the last four fiscal quarters ending March 31, 1999, (b) for the fiscal quarter ending June 30, 1999, the Fixed Charge Coverage Ratio shall be calculated using such items for the Borrower and its Subsidiaries on a consolidated basis for the two fiscal quarter period ending June 30, 1999, and
(c) for the fiscal quarter ending September 30, 1999, the Fixed Charge Coverage Ratio shall be calculated using such items for the Borrower and its Subsidiaries on a consolidated basis for the three fiscal quarter period ending September 30,
1999).

         (B) Leverage Ratio. The Borrower and its Subsidiaries on a consolidated basis shall not permit the ratio (the "Leverage Ratio") of (i) Total Debt to
(ii) EBITDA to be greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

         Quarter Ending                              Ratio

         March 31, 1999                              3.00 to 1.00
         June 30, 1999                               3.00 to 1.00
         September 30, 1999                          3.00 to 1.00
         December 31, 1999                           3.00 to 1.00

         March 31, 2000                              3.00 to 1.00
         June 30, 2000                               3.00 to 1.00
         September 30, 2000                          3.00 to 1.00
         December 31, 2000                           3.00 to 1.00

         March 31, 2001                              3.00 to 1.00
         June 30, 2001                               2.50 to 1.00
         September 30, 2001                          2.50 to 1.00
         December 31, 2001                           2.50 to 1.00

         March 31, 2002                              2.50 to 1.00
         June 30, 2002                               2.50 to 1.00
         September 30, 2002                          2.50 to 1.00
         December 31, 2002                           2.50 to 1.00

         March 31, 2003                              2.50 to 1.00
         June 30, 2003                               2.00 to 1.00
         and each quarter
         thereafter

In each case, the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (i) Total Debt as of the last day of such fiscal quarter and (ii) EBITDA for the four fiscal quarter period ending on such day (provided, however, (a) for the fiscal quarter ending March 31, 1999, the Leverage Ratio shall be calculated using EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the four fiscal quarters ending March 31, 1999, (b) for the fiscal quarter ending June 30, 1999, the Leverage Ratio shall be calculated using EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the two fiscal quarter period ending June 30, 1999, multiplied by two, and (c) for the fiscal quarter ending September 30, 1999, the Leverage Ratio shall be calculated using EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the three fiscal quarter period ending September 30, 1999, multiplied by four-thirds).

         (C) Consolidated Net Worth. The Borrower shall not permit the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than an amount equal to the sum of (i) 85% of the

Consolidated Net Worth of the Borrower and its Subsidiaries on a consolidated basis as at December 31, 1998 plus (ii) 50% of Consolidated Net Income of the Borrower and its Subsidiaries for each complete fiscal year of the Borrower commencing December 31, 1998, provided that if such Net Income is negative in any fiscal year the amount added for such fiscal year shall be zero and such negative Net Income shall not reduce the amount of such Net Income added for any other fiscal year plus (iii) an amount equal to the proceeds of any Financing by the Borrower involving the issuance of Equity Interests. For purposes of determining Consolidated Net Worth of the Borrower and its Subsidiaries as required by this Section 7.4(C) only, Consolidated Net Worth of the Borrower and its Subsidiaries shall be adjusted as follows: (i) amounts paid by the Borrower after the Closing Date to repurchase common stock not exceeding (x) $25,000,000 in aggregate amount for the period from the Closing Date through the end of the fiscal year ending December 31, 2000 and (y) $50,000,000 in aggregate amount at any time thereafter shall not be deducted in the determination of such Consolidated Net Worth; (ii) the effect of any adjustments in the cumulative foreign currency translation account of the Borrower and its Subsidiaries shall be excluded in calculating the Borrower's Consolidated Net Worth and (iii) the effect of any charge-offs for in-process research and development costs of the Borrower and its Subsidiaries attributable to the Motorola CPD Acquisition shall be excluded in calculating the Borrower's Consolidated Net Worth.


ARTICLE VIII:  DEFAULTS

         8.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (a) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within two (2) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

                  (i) Section 7.1 and such failure shall continue unremedied for five (5) Business Days; or

                  (iii) Section 7.2 or 7.3.

         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Agent or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this

Section 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the earlier of (i) notice from the Agent or (ii) the date on which any Authorized Officer shall first have actual knowledge thereof.

         (e) Default as to Other Indebtedness. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) the outstanding principal amount of which Indebtedness is in excess of $5,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (f)  Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $1,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (j) Loan Documents. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder.

         (k) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Borrower to liability in excess of $1,000,000.

         (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of $1,000,000.

         (m) Change of Control. A Change of Control shall occur.

         (n) Interest Rate Agreements. Nonpayment by the Borrower of any obligation under any Interest Rate Agreement or the breach by the Borrower of any term, provision or condition contained in any such Interest Rate Agreement.

         (o) Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has subjected or is reasonably likely to subject the Borrower to liability in excess of $1,000,000 over and above the amount of existing reserves reflected on the financial statements of the Borrower or CTS Wireless, in each case as of December 31, 1998.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
AMENDMENTS AND REMEDIES

         9.1 Termination of Commitments; Acceleration. If any Default described in Section 8.1(f) or 8.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

         9.2 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Postpone or extend the Revolving Loan Termination Date, Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations or (b) a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

                  (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

                  (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters.

                  (iv) Increase the amount of the Revolving Loan Commitment of any Lender hereunder.

                  (v) Permit the Borrower to assign its rights under this Agreement.

                  (vi) Amend this Section 9.2.

No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent or (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank. The Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders.

         9.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


ARTICLE X:  GENERAL PROVISIONS

         10.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3 Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation, after the occurrence and during the continuance of a Default, to make any payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to enforce the Obligations. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this
Section 10.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 10.3 within one
(1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received.

The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this
Section 10.3 shall constitute Obligations until paid in full by the Borrower.

         10.4  Headings.   Section  headings  in  the  Loan  Documents  are  for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

         10.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7  Expenses; Indemnification.

         (A) Expenses. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 10.7(A).

         (B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent, the Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

                  (i) this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Motorola CPD Acquisition, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or

                  (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, reasonable attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law
         arising from or in connection with the past, present or future operations of the Borrower or its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnitees in respect of which indemnity may be sought hereunder, the Borrower shall be entitled to assume the defense thereof with counsel selected by the Borrower (which counsel shall be reasonably satisfactory to such Indemnitees) and after notice from the Borrower to such Indemnitees of its election so to assume the defense thereof, the Borrower will not be liable to such Indemnitees hereunder for any legal or other expenses subsequently incurred by such Indemnitees in connection with the defense thereof other than reasonable costs of investigation and such other expenses as have been approved in advance; provided that (i) if counsel for such Indemnitees determines in good faith that there is a conflict which requires separate representation for the Borrower and such Indemnitees, or (ii) the Borrower fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnitees in any such action, then in either such event such Indemnitees shall be entitled to select one primary counsel and, if necessary, one local counsel, of their own choice to represent such Indemnitees and the Borrower shall not, or no longer, be entitled to assume the defense thereof on behalf of such Indemnitees and such Indemnitees shall be entitled to indemnification for the reasonable expenses (including reasonable fees and expenses of such counsel) to the extent provided above. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Borrower and any counsel designated by the Borrower. Nothing contained herein shall preclude any Indemnitees, at their own expense, from retaining additional counsel to represent such Indemnitees in any action with respect to which indemnity may be sought from the Borrower hereunder. The Borrower shall not be liable under this Agreement for any settlement made by any Indemnitees without the Borrower's prior written consent (which consent shall not be unreasonably withheld), and the Borrower agrees to indemnify and hold harmless any Indemnitees from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrower. The Borrower shall not settle any claim or action without the prior written consent of the Indemnitees, which consent shall not be unreasonably withheld.

         (C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents or in connection with the Motorola CPD Acquisition (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

         10.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         10.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in Agreement Accounting Principles are hereafter required or permitted and are adopted by the Borrower with the agreement of its independent public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into with respect to any Accounting Changes, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

         10.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         10.12 GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT, THE ARRANGER OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF INDIANA.

         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, MAY BE RESOLVED BY STATE OR FEDERAL COURTS LOCATED IN INDIANAPOLIS, INDIANA. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT,

DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


ARTICLE XI:  THE AGENT

         11.1 Appointment; Nature of Relationship. NBD Bank, N.A. is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI.  Notwithstanding  the  use of the  defined  term  "Agent,"  it is  expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lenders by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates, agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

         11.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

         11.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.

         11.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default; or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any Subsidiary Guarantor, the Borrower or any of its Subsidiaries.

         11.5 Action on Instructions of Lenders. The Agent in all cases, as between the Agent and the Lenders, shall be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. As between the Agent and the Lenders, the Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6 Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         11.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         11.8 The Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Loan Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Agent.

         11.9 Rights as a Lender. With respect to its Revolving Loan Commitment, its Term Loan Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         11.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan
Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

         12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any of the Obligations shall become due and payable and remain unpaid, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender.

         12.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         12.3 Application of Payments. The Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any Obligations and in the following order:

                  (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

                  (B) second, to pay interest on and then principal of any advance made under Section 10.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

                  (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

                  (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

                  (E) fifth, to pay interest due in respect of Swing Line Loans;

                  (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

                  (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

                  (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Interest Rate Agreements in such order as the Agent may determine in its sole discretion; and

                  (I) ninth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders and the Issuing Bank as among themselves. The order of priority set forth in clauses (D) through (I) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (A) through (C) of this Section 12.3 may be changed only with the prior written consent of the Agent.

         12.4  Relations Among Lenders.

         (a) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in Section 12.4(b) below, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

         (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to Section 12.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.


ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Notwithstanding clause (ii) of this Section 13.1, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2  Participations.

         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrower and the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment.

         (C) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section
12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

         13.3  Assignments.

         (A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section
13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit E hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Agent, involves loans and commitments in an aggregate amount of at least $5,000,000 (which minimum amount may be waived by the Required Lenders after the occurrence of a Default or Unmatured Event of Default). The consent of the Agent and, prior to the occurrence of a Default or Unmatured Default, the Borrower (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

         (B) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit E hereto (a "Notice of Assignment"), together with any consent required by Section 13.3.(A) hereof, and (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment and their Term Loans, as adjusted pursuant to such assignment.

         13.4 Confidentiality. Subject to Section 13.5, the Agent and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree in writing) to comply with this Section 13.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

         13.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree in writing to preserve in accordance with Section 13.4 the confidentiality of any confidential information described therein.


ARTICLE XIV:  NOTICES

         14.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         14.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XV:  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.


                  [Remainder of This Page Intentionally Blank]

                  IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                        CTS CORPORATION, as the Borrower



                         By:___________________________
                            Name:
                            Title:

                         Address: 905 West Boulevard North
                                  Elkhart, Indiana 46514


                           Attention: Gary Hoipkemier
                           Telephone No.: (219) 293-7511
                           Facsimile No.: (219) 293-6146






                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                           NBD BANK, N.A.,
                           as Agent, as a Lender, as the Issuing Bank and as the Swing Line Bank



                           By:___________________________
                              Name:
                              Title:

                           Address: One Indianapolis Square
                                    Indianapolis, Indiana 46266

                           Attention: Andrea Hosken
                           Telephone No.: (317) 266-5850
                           Facsimile No.: (317) 266-6042


Term Loan Commitment:               $12,750,000.00
Revolving Loan Commitment:          $30,000,000.00


                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                           ABN AMRO BANK N.V., as Documentation
                           Agent and as a Lender



                           By:___________________________
                              Name:
                              Title:



                           By:___________________________
                              Name:
                              Title:

                           Address: 135 South LaSalle Street
                           Chicago, Illinois 60603

                           Attention:  Tim Finley
                           Telephone No.: (312) 904-6051
                           Facsimile No.: (312) 606-8425 or
                                          (312) 904-1110

Term Loan Commitment:               $13,333,333.00
Revolving Loan Commitment:          $26,666,667.00


                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                         HARRIS TRUST AND SAVINGS BANK,
                         as Syndication Agent and as a Lender



                         By:___________________________
                            Name:
                            Title:

                         Address: 111 West Monroe Street
                                  10th Floor
                                  Chicago, Illinois 60603

                         Attention: Peter Krawchuk
                         Telephone No.: (312) 461-2783
                         Facsimile No.: (312) 461-5225


Term Loan Commitment:               $11,083,333.00
Revolving Loan Commitment:          $26,666,667.00


                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                           THE NORTHERN TRUST COMPANY,
                           as a Lender



                           By:___________________________
                              Name:
                              Title:

                           Address: 50 South LaSalle Street
                           Chicago, Illinois 60675

                           Attention: Candelario Martinez
                           Telephone No.: (312) 557-2816
                           Facsimile No.: (312) 444-7028


Term Loan Commitment:               $9,416,667.00
Revolving Loan Commitment:          $23,333,333.00


                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                          KEYBANK NATIONAL ASSOCIATION,
                          as a Lender



                          By:___________________________
                             Name:
                             Title:

                          Address: Mailcode: OH-01-27-0606
                                   127 Public Square
                                   Cleveland, Ohio 44114-1306

                          Attention: Mark Loschiavo
                          Telephone No.: (216) 689-0598
                          Facsimile No.: (216) 689-4981


Term Loan Commitment:               $9,416,667.00
Revolving Loan Commitment:          $23,333,333.00


                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                         NATIONAL CITY BANK OF INDIANA,
                         as a Lender



                         By:___________________________
                            Name:
                            Title:

                         Address: 101 North Main Street
                         Elkhart, Indiana 46516

                         Attention: Robert F. Norrell, Jr.
                         Telephone No.: (219) 296-1103
                         Facsimile No.: (219) 522-1735


Term Loan Commitment:               $5,000,000.00
Revolving Loan Commitment:          $10,000,000.00

                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                       THE BANK OF TOKYO-MITSUBISHI, LTD.
                       as a Lender



                       By:___________________________
                          Name:
                          Title:

                       Address: 227 West Monroe Street
                                Suite 2300
                                Chicago, Illinois 60606

                       Attention: Christopher Jones
                       Telephone No.: (312) 696-4656
                       Facsimile No.: (312) 696-4535


Term Loan Commitment:               $5,000,000.00
Revolving Loan Commitment:          $10,000,000.00

























                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

March 11, 1999 (10:31AM)
                                                                 Signature Page
                                      CTS Amended and Restated Credit Agreement

                                                                 Execution Copy

                                    GUARANTY

         THIS GUARANTY (this "Guaranty") is made as of the 26th day of February, by CTS Wireless Components, Inc., a Delaware corporation, and CTS Corporation, a Delaware corporation (collectively, the "Initial Guarantors" and along with any additional Subsidiaries of the "Borrower" (as defined below) which become parties to this Guaranty by executing an Addendum hereto in the form attached as Annex I, the "Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under (and as defined in) the Credit Agreement referred to below.

                                                    WITNESSETH:

         WHEREAS, CTS Corporation, an Indiana corporation (the "Borrower"), The First National Bank of Chicago, as agent (the "Agent"), and certain Lenders have entered into an Amended and Restated Credit Agreement dated as of February 26, 1999 (as same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

         WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the material domestic Subsidiaries of the Borrower, as determined by the Agent) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due, subject to Section 8 hereof, of all "Obligations" (under and as defined in the Credit Agreement); and

         WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement, any Interest Rate Agreement, the Notes and the other Loan Documents;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making of any Loan or issuance of any Letter of Credit) that:


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                  (a)  It  is  a   corporation,   limited   liability   company,
partnership or other commercial entity, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign Person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect.

                  (b) It has the power and authority to execute and deliver this
Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by it of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (c) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate or articles of incorporation or by-laws, limited liability company or partnership agreement or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien on its property pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.

                  In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement, or any Note or any other Obligations shall remain unpaid, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

         SECTION 3. The Guaranty. Subject to Section 8 hereof, each of the Guarantors hereby jointly and severally unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to and each Note issued by the Borrower pursuant to the Credit Agreement, (ii) any Reimbursement Obligations of the Borrower, (iii) all "Hedging Obligations" (as defined in the Credit Agreement) of the Borrower owing to any Lender or any affiliate of any Lender under any Interest Rate Agreement entered with any Lender off any affiliate of any Lender, and (iv) all other amounts payable by the Borrower under the Credit Agreement, any Interest Rate Agreement and the other Loan Documents (all of the foregoing, subject to the provisions of Section 8 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement, any Interest Rate

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Agreement, any Note or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

         SECTION 4. Guaranty Unconditional. Subject to Section 8 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

         (ii) any modification or amendment of or supplement to the Credit Agreement, any Interest Rate Agreement, any Note, or any other Loan Document, including, without limitation, any such amendment which may increase the amount of the Obligations guaranteed hereby;

         (iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

         (iv) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

         (v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any pan thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other

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         guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Interest Rate Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

         (vii) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111 (b)(2) of the Bankruptcy Code;

         (viii) any borrowing or grant of a security interest by the Borrower, as debtor-inpossession, under Section 364 of the Bankruptcy Code;

         (ix) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Agent for repayment of all or any pan of the Guaranteed Obligations;

         (x) the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof, or

         (xi) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

         SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Interest Rate Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. General Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

         SECTION 7. (a) Subordination of Subrogation. Until the Obligations have been indefeasibly paid in full in cash and the Commitments and any obligations to issue Letters of Credit under the Credit Agreement have terminated, the Guarantors (i) shall have no right of

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                                     CTS Amended and Restated Credit Agreement
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subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders, the Issuing Bank or the Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders, the Issuing Bank and the Agent to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders or the Issuing Bank. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full in cash of the Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the Lenders and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Guaranty, and that the Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7.

         (b) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against either the Borrower or any other Guarantor hereunder (each an "Obligor") with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing such Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from an Obligor to the extent permitted by the terms of the Credit Agreement and the other Loan Documents and such payments shall be required to be paid or delivered to the Agent only upon the Agent's request after the occurrence and during the continuation of a Default. If, during the continuance of a Default, all or any pan of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor, including, without limitation, any intercompany Indebtedness permitted pursuant to Section 7.2(A) of the Credit Agreement ("Intercompany Indebtedness"), shall be paid or delivered directly to the Agent for application on any of the Obligations, due or to become due, until such Obligations shall have first been fully paid and satisfied (in cash). Each Guarantor irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, as the Agent may deem necessary or advisable for the enforcement of this Section 7(b). The Agent may receive and collect any and all dividends or other payments or disbursements made thereon on or with respect to the Intercompany Indebtedness in whatever form the same

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may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness during the continuance of a Default and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements pursuant to any Loan Document or Interest Rate Agreement between the Borrower and any Lender or any affiliate of any Lender, such Guarantor shall receive and hold the same for the benefit of the Agent and the Lenders and shall forthwith deliver the same to the Agent, for the benefit of itself and the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held by the Guarantor as the property of the Agent and the Lenders. If any such Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. Each Guarantor agrees that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or any Interest Rate Agreement between the Borrower and any Lender or any affiliate of any Lender have been terminated, no Guarantor will assign or transfer to any Person (other than the Agent) any claim any such Guarantor has or may have against any Obligor.

                  SECTION 8. Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Guaranty (which liability is in any event in addition to amounts for which such entity may be primarily liable) shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (a) the net amount of all Loans advanced to the Borrower under this Guaranty and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

                  (b) the amount which could be claimed by the Agent and the Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 9.

         SECTION 9.  Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Guarantor shall make a payment under this Guaranty (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and

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indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 9 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 9 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

                  (d)  The  parties  hereto   acknowledge  that  the  rights  of
contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Guarantors against other Guarantors under this Section 9 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreement.

         SECTION 10. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Interest Rate Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent.

         SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article XIV of the Credit Agreement with respect to the Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of such Article XIV.

                           Notice Address for Guarantors:

                           c/o CTS Corporation
                           905 West Boulevard North
                           Elkhart, Indiana 46514

                           Attn.: Gary Hoipkemier
                           Fax: (219) 293-6146
                           Confirmation: (219) 293-7511

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         SECTION 12. No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Interest Rate Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 13. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, any Interest Rate Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

         SECTION 14. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent with the consent of the Required Lenders (or all of the Lenders if required pursuant to the terms of Section 9.2 of the Credit Agreement).

         SECTION 15. GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE AGENT, THE ARRANGER OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF INDIANA.

         SECTION 16. CONSENT TO JURISDICTION. EXCEPT AS PROVIDED IN SECTION 17, EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, MAY BE RESOLVED BY STATE OR FEDERAL COURTS LOCATED IN INDIANAPOLIS, INDIANA. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SECTION 18 ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         SECTION 17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN

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CONNECTION WITH THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 18. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

         SECTION 19. Taxes, Expenses of Enforcement, etc. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if any of the Guarantors is required by law to make such deduction or withholding such Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made. The Guarantors also agree to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

         SECTION 20. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Lender and the Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Lender or the Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender or the Agent or any of their respective affiliates.

         SECTION 21. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the

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Lenders or the Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

         SECTION 22. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 23. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Lender or the Agent.

         SECTION 24. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

                          CTS WIRELESS COMPONENTS, INC.


                          By:
                          Name:
                          Title:


                          CTS CORPORATION


                          By:
                          Name:
                          Title:



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                                                           Subsidiary Guarantee
                                      -98-

                               ANNEX I TO GUARANTY

         Reference is hereby made to the Guaranty (the "Guaranty") made as of the 26th day of February, 1999, by CTS Wireless Components, Inc., a Delaware corporation, and CTS Corporation, a Delaware corporation (collectively, the "Initial Guarantors" and along with any other Subsidiaries which have become parties thereto and together with the undersigned, the "Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

         IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], has executed and delivered this Annex I counterpart to the Guaranty as of this [ ] day of[ ], [ ].


                                          [NAME OF NEW GUARANTOR]


                                           By:
                                           Name:
                                           Title: